Exhibit 5-C

                      (Letterhead of Richards, Layton & Finger)

                                             April 21, 1995




          JCP&L Capital, L.P.
          Mellon Bank Center
          Second Floor, 919 N. Market Street
          Wilmington, Delaware 19801

                 Re: JCP&L Capital, L.P.

          Ladies and Gentlemen:

                 We have acted as special Delaware counsel for JCP&L Capital, L.P. a Delaware limited partnership (the "Partnership"), and JCP&L Preferred Capital, Inc., a Delaware corporation (the "General Partner") in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

                 For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

                 (a) The Certificate of Limited Partnership of the Partnership, dated as of February 21, 1995 (the "Partnership Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on February 21, 1995;

                 (b) The Agreement of Limited Partnership of the
          Partnership, dated as of February 21, 1995;

                 (c) Amendment No. 1 to the registration statement (the "Registration Statement") on Form S-3, including a related prospectus (the "Prospectus") and a prospectus supplement, filed by Jersey Central Power & Light Company, a New Jersey corporation, and the Partnership with the Securities and Exchange Commission on April 21, 1995;

                 (d) A form of Amended and Restated Limited Partnership Agreement of the Partnership, attached as an exhibit to the Registration Statement (the "Agreement");

                 (e) A form of Action of the General Partner relating to the Preferred Partner Interests (the "Action");

                 (f) The Certificate of Incorporation of the General Partner, dated February 21, 1995 (the "Certificate of
          Incorporation"), as filed in the office of the Secretary of State on February 21, 1995;

                 (g) The By-Laws of the General Partner (the "By-Laws");



          JCP&L Capital, L.P.
          April 21, 1995
          Page 2

                 (h) A certificate of an officer of the General Partner;

                 (i) A Certificate of Good Standing for the Partnership, dated April , 1995, obtained from the Secretary of State; and

                 (j) A Certificate of Good Standing for the General Partner, dated April , 1995, obtained from the Secretary of State.

                 The Agreement as amended and supplemented by the Action is hereinafter referred to as the "LP Agreement." Initially capitalized terms used herein and not otherwise defined are used as defined in the LP Agreement.

                 For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (j) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (j) above) that is referred to in or incorporated by reference into the LP Agreement or the Registration Statement.
          We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

                 With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

                 For purposes of this opinion, we have assumed (i) that the LP Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of partners to, and the creation, operation and termination of, the Partnership, and that the LP Agreement and the Partnership Certificate are in full force and effect and have not been amended, (ii) that the Board of Directors of the General Partner has duly adopted resolutions (collectively, the "Resolutions") authorizing the General
          Partner's execution and delivery of, and the performance of its obligations under, the LP Agreement, (iii) that the Certificate of Incorporation and the By-Laws are in full force and effect and have not been amended, (iv) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (v) the legal capacity of natural persons who are parties to the documents examined by us, (vi) except to the extent set forth in the last sentence of paragraph 2 below, that each of the parties



          JCP&L Capital, L.P.
          April 21, 1995
          Page 3


          to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vii) the due authorization, execution and delivery by all parties thereto of all documents examined by us, including the LP Agreement, (viii) the receipt by each Person to be admitted to the Partnership as a limited partner of the Partnership in connection with its purchase of Preferred Partner Interests (each, a "Preferred Partner" and collectively, the "Preferred Partners") of a Certificate and the payment for the Preferred Partner Interests acquired by it, in accordance with the LP Agreement, (ix) that the books and records of the Partnership set forth all information required by the LP Agreement and the Delaware Revised Uniform Limited Partnership Act (6 Del. C. Section 17-101, et seq.) (the "Act"), including all information with respect to all Persons to be admitted as Partners and their contributions to the Partnership, and (x) that the Preferred Partner Interests are issued and sold to the Preferred Partners in accordance with the Registration Statement and the LP Agreement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

                 This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

                 Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

                 1. The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Act.

                 2. Assuming that the Preferred Partners, as limited partners of the Partnership, do not participate in the control of the business of the Partnership, upon issuance and payment as contemplated by the LP Agreement, the Preferred Partner Interests will be validly issued and, subject to the qualifications set forth herein, will be fully paid and nonassessable limited partner interests in the Partnership, as to which the Preferred Partners, as limited partners of the Partnership, will have no liability in excess of their obligations to make payments provided for in the LP Agreement and their share of the Partnership's assets and undistributed profits (subject to the obligation of a Preferred Partner to repay any funds wrongfully distributed to it). The General Partner has the requisite corporate power and authority under the General Corporation Law of the State of Delaware (8 Del C. Section 101, et seq.), the



          JCP&L Capital, L.P.
          April 21, 1995
          Page 4



          Certificate of Incorporation, the By-Laws and the Resolutions to execute and deliver, and to perform its obligations under, the LP Agreement.

                 3. Assuming that the Preferred Partners, as limited partners of the Partnership, do not participate in the control of the business of the Partnership, subject to the liabilities described in paragraph 2 above, the Preferred Partners, as limited partners of the Partnership, will have no personal liability for the debts, obligations or liabilities of the Partnership.

                 4. There are no provisions in the LP Agreement the inclusion of which, subject to the terms and conditions therein, or, assuming that the Preferred Partners, as limited partners of the Partnership, take no action other than actions permitted by the LP Agreement, the exercise of which, in accordance with the terms and conditions therein, would cause the Preferred Partners, as limited partners of the Partnership, to be deemed to be participating in the control of the business of the Partnership.

                 We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to Berlack, Israels & Liberman's and Richard S. Cohen, Esquire's relying as to matters of Delaware law upon this opinion in connection with opinions to be rendered by them in connection with the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Legal Opinions" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under
          Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                             Very truly yours,



                                             RICHARDS, LAYTON & FINGER